Exhibit 10.6

126 Oxford Street ♦ Lynn, MA ♦ USA 01901-1132 ♦ Tel: 781-598-2000 ♦ Fax: 781-598-6393

February 20, 2003

Mr. Drake Pelham

1103 Deer Run Place

Valrico, Florida 33595

Dear Drake:

I am pleased to confirm the terms of your employment offer as follows:

TITLE:	Vice President, Merchandising

REPORTING TO:	Walt Spokowski, President and CEO

BASE SALARY:	$150,000

BONUS OPPORTUNITY:

Eligible for the company’s executive bonus program which provides for a maximum payout of 60% of your base salary upon attainment of company goals. In the first year $50,000 will be guaranteed, one half payable in six months after your start date and the other half payable after twelve months.

PERFORMANCE REVIEW:	Reviews are done annually after the close of the fiscal year. Your first review will take place in 2004.

VACATION:	You will be eligible for 2 weeks paid vacation in 2003.

STOCK OPTIONS:

You will receive options on 100,000 shares of company stock, which will vest in equal amounts over three years. These options are subject to formal Board approval at its first meeting after you join the company.

INTERIM LIVING:

For the first year, the company will pay for two round trip coach airline tickets from Boston to Tampa each calendar month. The company will provide the tickets unless you are able to secure lower fares. The company will provide temporary housing costs for three months. Meals and other living expenses are not covered. After the company’s review of the cost, it will pay to transport your automobile from Tampa to Boston.

BENEFITS:	You will be eligible for the company Executive Health and Life Insurance Plan at no cost to you. Rick Welker will provide you the details.

Exhibit 10.6

401K:	The Company currently matches contributions under the plan up to the first 3% of your income, when you become eligible.

Rick Welker, Jack Bransfield, Bill Kearney and I all are looking forward to your joining our executive team. We all are totally committed to making the company profitable. I am confident with your joining us we will be successful. On a more personal note, Janice and I are also looking forward to the opportunity to renew our friendship.

If you need additional information, call me.

Sincerely,

/s/  Walter S. Spokowski

Walt Spokowski

President & CEO

I accept the terms of this offer and agree to report for work on March 10, 2003. /s/ George D. Pelham

DRAKE PELHAM